Exhibit 10.3
RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
MIAMI INTERNATIONAL HOLDINGS, INC.
2022 EQUITY INCENTIVE PLAN

Participant: _________________________
Grant Date:
Number of Restricted Stock Units Granted: _____________________
* * * * *
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Miami International Holdings, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Miami International Holdings, Inc. 2022 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”); and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the number of Restricted Stock Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.Vesting.
(a)General. Subject to Sections 3(b) and 3(c), the RSUs shall vest as follows; provided, that the Participant has not incurred a Termination of Service prior to the applicable vesting date:

Vesting Date	Number of RSUs
[●]	[●]
There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the applicable vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries or Affiliates on the applicable vesting date.
(b)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.
(c)Change in Control. Notwithstanding any provision of the Plan or this Agreement to the contrary, upon the occurrence of a Change in Control, 100% of the unvested RSUs shall vest as of the date of the Change in Control; provided, that the Participant has not incurred a Termination of Service prior to the date of the Change in Control.
(d)Forfeiture. Except as provided pursuant to Section 3(c), and subject to the Committee’s discretion to accelerate vesting hereunder, all unvested RSUs shall be immediately forfeited upon the Participant’s Termination of Service for any reason.
4.Delivery of Shares. Within thirty (30) days following the vesting of the RSUs, the Participant shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date; provided, that the Participant shall be obligated to pay to the Company the aggregate par value of the shares of Common Stock to be issued within ten (10) days following the issuance of such shares unless such shares have been transferred out of treasury by the Company. The Company may issue stock certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent.
5.Dividends; Rights as Stockholder. Cash dividends on shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided, that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Dividends in specie consisting of shares of the Company (“share dividends”) paid on Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided, that such share dividends shall be paid in Common Stock at the same time that the shares of Common Stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

6.Non-Transferability. No portion of the RSUs or the shares of Common Stock underlying the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of all vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the shares of Common Stock issuable in accordance with Section 4 or Section 5, as applicable.
7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8.Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and any other Applicable Law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any of the shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any tax withholding obligation with regard to the Participant may, with the consent of the Committee, be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.
9.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.
10.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Corporate Secretary of the Company or a designee thereof. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such email or other address as the Participant may have on file with the Company.
11.No Right to Employment or Service. Any questions as to whether and when there has been a Termination of Service and the cause of such termination shall be determined in the sole discretion of the Committee. This Agreement does not constitute a contract of employment or service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
12.Transfer of Personal Data. The Participant acknowledges and understands that the Company (or any of its Subsidiaries or Affiliates) may transmit the Participant’s personal data information related to the RSUs awarded under this Agreement for the Company’s legitimate business purposes (including, without limitation, the administration of the Plan) in accordance with the Company’s privacy policy.
13.Compliance with Laws. The grant of the RSUs and the issuance of the shares of Common Stock hereunder shall be subject to, and shall comply with, any Applicable Law (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder). The Company shall not be obligated to issue the RSUs or any of the shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any Applicable Law or regulation.
14.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6) any part of this Agreement without the prior express written consent of the Company.
15.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
16.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Signatures delivered by electronic means (including PDF or other electronic transmission) shall be deemed effective as original signatures.
17.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
18.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
19.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of the RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation; and (e) the Award of the RSUs made under this Agreement is subject to the Company’s policies, including without limitation the Company’s clawback policy, as such policies may be amended from time to time.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MIAMI INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

Signature:
Print Name:

[Signature Page to Restricted Stock Unit Award Agreement]